SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2007

DOCUCORP INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	00-23829 (Commission File Number)	75-2690838 (IRS employment identification no.)

5400 LBJ Freeway, Suite 300
Dallas, Texas 75240
(Address of principal executive offices)

Registrant’s telephone number, including area code 214-891-6500

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act

☐               Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐               Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐               Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 8.01            Other Events

On January 11, 2007, we filed with the SEC a definitive proxy statement regarding our special meeting of stockholders to be held on February 22, 2007, at which our proposed merger with a subsidiary of Skywire Software LLC will be voted upon by our stockholders.

On January 25, 2007, we received a letter from Ebix, Inc. which outlined a proposal to acquire all of our outstanding common stock in a merger whereby holders of Docucorp shares would receive a combination of cash and Ebix common stock, which Ebix valued at $11.00 per Docucorp share, representing a total equity value of approximately $140 million.  Docucorp has determined that the letter from Ebix was insufficient to permit Docucorp to respond to Ebix’s proposal under the terms of our merger agreement with Skywire.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUCORP INTERNATIONAL, INC.

Date: January 25, 2007	By:	/s/ J. Robert Gary
J. Robert Gary
Senior Vice President and Chief Financial Officer